UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

BUNGE LIMITED
(Exact name of Registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-16625 Commission File Number	98-0231912 (I.R.S. Employer Identification Number)

50 Main Street White Plains, New York (Address of principal executive offices)	10606 (Zip code)

(914) 684-2800 (Registrant’s telephone number, including area code)

N.A. (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 1, 2011, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Bunge Limited (“Bunge”) approved the following matters with respect to the compensation of Andrew J. Burke, Chief Financial Officer and Global Operational Excellence Officer:

•
In connection with Mr. Burke’s appointment as Chief Financial Officer, his annual base salary was increased from $550,000 to $700,000 effective February 1, 2011 (the date of his appointment), and his target annual incentive award opportunity under Bunge’s Annual Incentive Plan was increased from 75% of base salary to 100%.

•	In recognition of Mr. Burke’s contributions while previously serving as interim Chief Financial Officer, the Compensation Committee awarded him:

•     a supplemental cash bonus of $100,000; and

•     5,000 time-based restricted stock units (“RSUs”) under Bunge’s 2009 Equity Incentive Plan (the “2009 EIP”).  The RSUs will vest in three substantially equal annual installments commencing on March 2, 2012.  The form of time-based RSU Award Agreement under the 2009 EIP is filed as Exhibit 10.21 to Bunge’s Annual Report on Form 10-K, filed on March 1, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 7, 2011

BUNGE LIMITED

By:	/s/ Carla L. Heiss
	Name:	Carla L. Heiss
	Title:	Assistant General Counsel